UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 29, 2019

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-1000

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd. Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Level 3 Financing Tranche B 2027 Term Loan
On November 29, 2019, Level 3 Financing, Inc. (“Level 3 Financing”), a Delaware corporation and an indirect wholly owned subsidiary of CenturyLink, Inc. (“CenturyLink”), entered into a thirteenth amendment agreement (the “Thirteenth Amendment Agreement”) to the Existing Credit Agreement (as defined below) to incur $3,110,500,000 in aggregate borrowings under the Existing Credit Agreement through a new Tranche B 2027 Term Loan (the “Tranche B 2027 Term Loan”). The net proceeds of the Tranche B 2027 Term Loan, together with the proceeds of the Notes (as defined below), were used to pre-pay
in full Level 3 Financing’s Tranche B 2024 Term Loan under the Existing Credit Agreement in an aggregate outstanding principal amount of $4,610,500,000. The Tranche B 2027 Term Loan matures on March 1, 2027. The Tranche B 2027 Term Loan was priced to lenders at par, with the payment to the lenders of an upfront 25 basis point fee at closing.
The Tranche B 2027 Term Loan has an interest rate, in the case of any ABR Borrowing (as defined in the Restated Credit Agreement), equal to (a) the greater of (i) the Prime Rate (as defined in the Restated Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Restated Credit Agreement) in effect on such day plus
1
/
2
of 1% and (iii) the sum of (A) the LIBO Rate (as defined in the Restated Credit Agreement) for a one month interest period on such day (which LIBO Rate will in no event be less than 0%) plus (B) 1.0%, plus (b) 0.75% per annum. In the case of any Eurodollar Borrowing (as defined in the Restated Credit Agreement), the Tranche B 2027 Term Loan bears interest at the LIBO Rate for the interest period for such borrowing (which LIBO Rate will in no event be less than 0%) plus 1.75% per annum.
In connection with the Thirteenth Amendment Agreement, Level 3 Financing agreed that certain prepayments or “repricings” of the Tranche B 2027 Term Loan from the closing date of the Thirteenth Amendment Agreement until May 29, 2020 will be subject to a 1.00% premium.
Level 3 Parent, LLC as guarantor (“Level 3 Parent”), Level 3 Financing, as borrower, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and certain other agents and certain lenders are party to that certain Credit Agreement, dated as of March 13, 2007, as amended and restated by that certain Twelfth Amendment Agreement, dated as of February 22, 2017 (the “Existing Credit Agreement”). The Existing Credit Agreement as further amended and restated by the Thirteenth Amendment Agreement is referred to herein as the “Restated Credit Agreement.”
Level 3 Financing’s obligations under the Tranche B 2027 Term Loan are, subject to certain exceptions, secured by certain of the assets of (i) Level 3 Parent and (ii) certain of Level 3 Parent’s material domestic subsidiaries which are engaged in the telecommunications business and which were able to grant a lien on their assets without regulatory approval. Level 3 Parent and certain of its subsidiaries have also guaranteed the obligations of Level 3 Financing under the Tranche B 2027 Term Loan. Upon obtaining regulatory approvals, Level 3 Communications, LLC, an indirect, wholly owned subsidiary of Level 3 Parent (“Level 3 LLC”), and certain other material domestic subsidiaries of Level 3
Pare
nt
 will guarantee and, subject to certain exceptions, pledge certain of their assets to secure, the obligations under the Tranche B 2027 Term Loan.
The Thirteenth Amendment Agreement effected certain amendments to the Restated Credit Agreement to, among other things, (i) increase certain “baskets” or threshold ratios applicable under the restrictive covenants set forth therein, (ii) change certain provisions relating to obtaining “investment grade” ratings and the related suspension of certain covenants, (iii) change certain calculations used to measure EBITDA for the purpose of certain restrictive covenants and (iv) to “freeze” the treatment of capital lease obligations under generally accepted accounting principles. The terms of the Restated Credit Agreement are otherwise substantially the same as those in the Existing Credit Agreement.

The foregoing description of the Thirteenth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Thirteenth Amendment Agreement and the accompanying Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Level 3 Financing Senior Secured Notes
Also on November 29, 2019, Level 3 Financing entered into two separate indentures (each an “Indenture”, and collectively, the “Indentures”) with The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with Level 3 Financing’s issuance of (i) $750,000,000 aggregate principal amount of its 3.400% Senior Secured Notes due 2027 (the “2027 Notes”) and (ii) $750,000,000 aggregate principal amount of its 3.875% Senior Secured Notes due 2029 (the “2029 Notes” and together with the 2027 Notes, the “Notes”).
The net proceeds from the offering of the Notes, together with the net proceeds of the Tranche B 2027 Term Loan, were used to

refinance Level 3 Financing’s Tranche B 2024 Term Loan under the Existing Credit Agreement.
Interest on the 2027 Notes will accrue from November 29, 2019 and is payable on March 1 and September 1 of each year, beginning on March 1, 2020. Interest on the 2029 Notes will accrue from November 29, 2019 and is payable on May 15 and November 15 of each year, beginning on May 15, 2020.
Each series of the Notes are (i) unsubordinated and secured obligations of Level 3 Financing, ranking equal in right of payment with all existing and future indebtedness of Level 3 Financing that is not expressly subordinated in right of payment to the Notes; (ii) secured on a senior lien basis by the collateral securing the Notes, subject to a shared lien of equal priority with the other senior secured obligations of Level 3 Financing secured by such collateral of Level 3 Financing and subject to other liens permitted by the applicable indenture related to such series of Notes; (iii) effectively senior to all existing and future senior unsecured indebtedness of Level 3 Financing to the extent of the value of the collateral provided by Level 3 Financing (after giving effect to the sharing of such value with holders of equal ranking liens on such collateral); (iv) contractually senior in right of payment to all existing and future indebtedness of Level 3 Financing that is expressly subordinated in right of payment to such series of Notes; (v) effectively subordinated to any obligations of Level 3 Financing secured by liens on assets of Level 3 Financing that do not constitute collateral, to the extent of the value of such assets; and (vi) effectively subordinated to all liabilities of Level 3 Financing’s subsidiaries that are not guarantors. For all purposes under the applicable indenture, holders of a series of Notes will vote, consent or otherwise take action as a separate class and not jointly with the other series of Notes.
The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsubordinated and secured basis by Level 3 Parent and certain of Level 3 Parent’s material domestic subsidiaries which are engaged in the telecommunications business and which were able to guarantee the Notes without regulatory approval and, subject to the receipt of applicable regulatory approvals, Level 3 LLC and other material domestic subsidiaries of Level 3 Financing will guarantee each series of Notes. The Notes and, subsequent to receipt of any requisite governmental authorizations and consents, each such guarantee will be secured by the same collateral pledged by Level 3 Financing or such guarantor, as the case may be, to secure the Existing Credit Agreement or the guarantee thereof of each such guarantor, as applicable.
The 2027 Notes will be subject to redemption at the option of Level 3 Financing, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice, (i) prior to January 1, 2027 at 100% of the principal amount of 2027 Notes so redeemed plus (A) the applicable make-whole premium set forth in the Indenture, as of the redemption date and (B) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date, and (ii) on and after January 1, 2027, at 100% of the principal amount of 2027 Notes so redeemed plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date.
The 2029 Notes will be subject to redemption at the option of Level 3 Financing, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice, (i) prior to August 15, 2029 at 100% of the principal amount of 2029 Notes so redeemed plus (A) the applicable make-whole premium set forth in the Indenture, as of the redemption date and (B) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date, and (ii) on and after August 15, 2029, at 100% of the principal amount of 2029 Notes so redeemed plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date.

The offering of each series of Notes was not registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were sold to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and
non-U.S.
persons outside the United States under Regulation S under the Securities Act of 1933, as amended.
The foregoing description of each of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Indentures. A copy of the 2027 Indenture is attached as Exhibit 10.2 hereto and a copy of the 2029 Indenture is attached as Exhibit 10.3 hereto, each of which is incorporated herein by reference.
Item 8.01.	Other Events

On December 2, 2019, CenturyLink issued a press release announcing Level 3 Financing’s completion of the offering of the Notes and its entry into the Thirteenth Amendment Agreement. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.
Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1
Thirteenth Amendment Agreement to the Amended and Restated Credit Agreement, dated as of November 29, 2019, among Level 3 Parent, LLC, Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

10.2
Indenture, dated as of November 29, 2019, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent, relating to the 3.400% Senior Secured Notes due 2027 of Level 3 Financing, Inc.

10.3
Indenture, dated as of November 29, 2019, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent, relating to the 3.875% Senior Secured Notes due 2029 of Level 3 Financing, Inc.

99.1	Press Release, dated December 2, 2019, relating to the Completion of the Offering of Level 3 Financing’s Senior Secured Notes and Senior Secured Credit Agreement.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. and Level 3 Parent, LLC have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Level 3 Parent, LLC

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: December 4, 2019